Exhibit 99.1

Biotricity Reports Financial Results for Fiscal 2023 Second Quarter

Revenue totaled $2.4 million, up 14% sequentially quarter-over-quarter

REDWOOD CITY, CA / ACCESSWIRE / November 14, 2022 / Biotricity Inc. (NASDAQ:BTCY) (“Biotricity” or the “Company”), a medical diagnostic and consumer healthcare technology company, today announced its financial results and provided a business update for its fiscal 2023 second quarter ended September 30, 2022.

“We are pleased with our steady revenue growth year-over-year and sequentially for the fiscal second quarter. During this quarter, we have identified key drivers toward a path to profitability, potentially in the next 18 months, including new distribution partnerships with leading distribution networks. Our new partnerships will serve to build out our ecosystem with new physicians in the industry, but also provide expanded access to a large network of sales representatives. Earlier this month we executed an agreement with one of these major distribution networks, and we intend to pursue relationships with others in the coming months,” commented Dr. Waqaas Al-Siddiq, Founder & CEO of Biotricity.

“Going forward, we are also focusing on going deeper into our physician and hospital networks by launching new complementary products such as our Biocare Cardiac Disease Management Solution, as we address the growing unmet need for a comprehensive remote cardiac monitoring solution. As with all of our solutions, we focus on expanding our platform with technology-as-a-service solutions that align with existing reimbursement codes, drive better care and outcomes, lower costs, and supporting cardiac practice growth. This comprehensive approach to cardiac care is driving adoption and helping establish us as a leading medical technology company,” continued Dr. Al-Siddiq.

Operating Highlights for the Q2-FY23 to Date:

●	The Company’s Bioheart personal cardiac monitor won TIME’s Best Inventions of 2022.
●	Awarded $250K NIH Grant from the National Heart, Blood, and Lung Institute for AI-Enabled real-time monitoring and predictive analytics for stroke due to chronic kidney failure.
●	Surpassed 2 billion recorded and analyzed heartbeats for atrial fibrillation (AFib).
●	Launched Biocare Cardiac Disease Management Solution after two successful pilots at Oklahoma & Kentucky Clinics.
●	Continued expansion of our network and maintenance of a 95+% retention rate that together drive Biotricity’s residual revenues.

Q2-FY23 Financial Highlights:

●	Revenue totaled $2.4 million.
●	Gross profit totaled $1.3 million.
●	Gross profit margins were 54%.
●	Net loss totaled $4.9 million or $0.094 per share.

Full details of the Company’s financial results will be filed with the SEC on Form 10-Q by visiting www.sec.gov.

Financial Results Conference Call

Management will host a conference call on Monday, November 14, 2022 at 4:30 p.m. ET to discuss its financial results for the fiscal 2023 second quarter and provide a business update. Additional details are available under the Investor Relations section of the Company’s website: https://www.biotricity.com/investors/

Event:	Biotricity Fiscal 2023 Second Quarter Financial Results Conference Call
Date:	Monday, November 14, 2022
Time:	4:30 p.m. Eastern Time
Live Call:	1-866-575-6539 (U.S. Toll-Free) or 1-646-828-8193 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1579691&tp_key=ec8c6fdf26

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 28, 2022, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay PIN: 8592059.

About Biotricity:

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic solutions for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward Looking Statements:

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. There cannot be any assurance that the Company will ever become profitable. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Use of Non-GAAP Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP in this press release, Biotricity presents adjusted net loss, which is a non-GAAP financial measure. Adjusted net loss is determined by deducting one-time derivative fair value and accretion expenses from net loss attributable to common shareholders. Our definition of adjusted net loss may not be comparable to the definitions of similarly titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company’s internal reporting to evaluate its operations and the performance of senior management.

The following reconciliation calculates the adjusted loss per share:

Contacts:

Investor Relations:
KCSA Strategic Communications
Valter Pinto or Jack Perkins
(212) 896-1254
investors@biotricity.com

SOURCE: Biotricity, Inc.